Exhibit 99.1

Carlsmed® Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth quarter revenue of $15.2 million; 61% growth YoY

Full year revenue of $50.5 million; 86% growth YoY

CARLSBAD, Calif., February 25, 2026 (GLOBE NEWSWIRE) -- Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today reported financial results for the fourth quarter and full year ended December 31, 2025.

"We delivered another very strong quarter with 61% revenue growth year-over-year, gross margin expansion to 76.5%, and reduction of our lead times to within six business days. These achievements demonstrate our momentum and the speed at which we are scaling while maintaining our culture of patient-centric innovation,” said Mike Cordonnier, Chairman and CEO of Carlsmed. “With recent published data from a patient-matched cohort showing a 74% reduction in revision rates at two years for aprevo® lumbar patients versus non-aprevo patients, we continue to advance our mission of improved outcomes and reduced cost of healthcare with a highly differentiated approach.”

Recent Business Highlights

●
2-year aprevo® lumbar outcome data published in Global Spine Journal
●
Launched aprevo® cervical system
●
Launched myaprevo® ecosystem for browser and mobile integration
●
First in human aprevo® bi-lateral posterior fusion procedure performed in February 2026 at University of Colorado
●
First in human personalized corra™ cervical plating procedure performed in February 2026 at UC San Francisco

Fourth Quarter 2025 Financial Results

●
Revenue was $15.2 million for the fourth quarter of 2025, a 61.2% increase compared to $9.4 million for the fourth quarter of 2024
●
Gross profit for the fourth quarter of 2025 was $11.6 million compared to $7.0 million for the fourth quarter of 2024. Gross margin was 76.5% for the fourth quarter of 2025, compared with 74.7% for the fourth quarter of 2024
●
Operating expenses were $20.9 million for the fourth quarter of 2025, compared with $11.7 million for the fourth quarter of 2024, which consisted of:
●
Research and development expenses of $5.3 million for the fourth quarter of 2025, compared with $3.0 million for the fourth quarter of 2024
●
Sales and marketing expenses of $10.8 million for the fourth quarter of 2025, compared with $6.4 million for the fourth quarter of 2024
●
General and administrative expenses of $4.9 million for the fourth quarter of 2025, compared with $2.3 million for the fourth quarter of 2024
●
Net loss was ($8.6) million for the fourth quarter of 2025, compared to a ($4.7) million net loss for the fourth quarter of 2024
●
Adjusted EBITDA was ($8.4) million for the fourth quarter of 2025, compared to ($4.6) million for the fourth quarter of 2024
●
Cash and cash equivalents, restricted cash, and short-term investments were $109.9 million as of December 31, 2025

Full Year 2025 Financial Results

●
Revenue was $50.5 million for 2025, an 86% increase compared to $27.2 million for 2024
●
Gross profit for 2025 was $38.0 million compared to $20.0 million for 2024. Gross margin was 75.3% for 2025, compared with 73.8% for 2024
●
Operating expenses were $68.6 million for 2025, compared with $44.2 million for 2024, which consisted of:
●
Research and development expenses of $17.0 million for 2025, compared with $14.3 million for 2024
●
Sales and marketing expenses of $35.0 million for 2025, compared with $21.5 million for 2024
●
General and administrative expenses of $16.6 million for 2025, compared with $8.4 million for 2024
●
Net loss was ($29.6) million for 2025, compared to ($24.3) million for 2024
●
Adjusted EBITDA was ($28.4) million for 2025, compared to ($23.7) million for 2024

2026 Financial Outlook

●
Revenue for 2026 is expected to be in the range of $70 to $75 million, representing growth at the midpoint of the range of 44% over 2025.

Webcast & Conference Call Details

Carlsmed will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the Company’s fourth quarter and full year 2025 performance. To access the webcast, please use the following link, which will provide you with dial-in details:https://investors.carlsmed.com/events/event-details/carlsmed-fourth-quarter-2025-earnings-conference-call

Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Carlsmed’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

The Company calculates Adjusted EBITDA as net income (loss), as adjusted to exclude, as applicable, (i) net interest income (expense), (ii) income tax expense (benefit), (iii) depreciation expense from property and equipment (iv) amortization expense from long-lived assets, (iv) stock-based compensation expense and (v) change in fair value of warrant liabilities.

This non-GAAP measure is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate financial performance for both strategic and annual operating planning. Management believes that to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of Adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of the Company’s ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare the Company’s period-over-period results.

The non-GAAP financial measures used by Carlsmed may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Carlsmed’s financial results prepared and reported in accordance with GAAP. This non-GAAP measure should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of Adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

About Carlsmed

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statement

Any statements in this press release about future expectations, plans and prospects, including statements about the Carlsmed’s ability to scale its business, the potential of its products to improve patient outcomes, the revenue ranges presented in our 2026 Financial Outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in the Carlsmed’s Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

Investor Relations
Caroline Corner, PhD

IR@Carlsmed.com

Media
LeAnn Burton
Senior Director Brand Marketing
LBurton@Carlsmed.com

CARLSMED, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$15,165	$9,408	$50,511	$27,165
Cost of sales	3,557	2,384	12,471	7,117
Gross profit	11,608	7,024	38,040	20,048
Operating expenses:
Research and development	5,264	3,015	17,019	14,304
Sales and marketing	10,809	6,380	35,027	21,472
General and administrative	4,853	2,326	16,568	8,394
Total operating expenses	20,926	11,721	68,614	44,170
Loss from operations	(9,318)	(4,697)	(30,574)	(24,122)
Other income (expense):
Interest expense	(330)	(378)	(1,430)	(1,321)
Interest income	1,028	410	2,698	1,330
Change in fair value of warrant liabilities	7	(55)	(328)	(144)
Total other income (expense), net	705	(23)	940	(135)
Net loss and comprehensive loss	(8,613)	(4,720)	(29,634)	(24,257)
Deemed dividend to preferred stockholders	—	—	(584)	(592)
Net loss attributable to common stockholders	$(8,613)	$(4,720)	$(30,218)	$(24,849)

Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(1.14)	$(2.12)	$(6.11)
Weighted-average number of common shares used to compute basic and diluted net loss per share	26,597,105	4,126,371	14,221,991	4,066,395

CARLSMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except for share and par value amounts)

(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$85,793	$40,125
Restricted cash	100	100
Short-term investments	24,000	—
Accounts receivable, net of allowances of $1,653 and $1,239, as of December 31, 2025 and December 31, 2024, respectively	11,362	6,766
Inventory	1,845	995
Prepaid expenses and other current assets	3,573	1,365
Total current assets	126,673	49,351
Property and equipment, net	1,487	260
Operating lease right-of-use assets	1,826	1,644
Other assets	134	569
Total assets	$130,120	$51,824

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,481	$2,412
Accrued liabilities	3,287	2,687
Accrued compensation	5,760	3,270
Short-term operating lease liabilities	752	449
Total current liabilities	14,280	8,818
Long-term portion of term loan, net	15,346	15,414
Long-term operating lease liabilities	1,316	1,317
Warrant liabilities	—	457
Other long-term liabilities	309	222
Total liabilities	31,251	26,228
Commitments and contingencies (Note 9)
Series A convertible preferred stock, $0.00001 par value; zero shares authorized, issued, and outstanding and zero liquidation preference as of December 31, 2025; 4,902,814 shares authorized, issued, and outstanding, and $13,767 liquidation preference as of December 31, 2024	—	13,578
Series B convertible preferred stock, $0.00001 par value; zero shares authorized, issued, and outstanding and zero liquidation preference as of December 31, 2025; 4,393,481 shares authorized, 4,335,051 shares issued and outstanding, and $30,000 liquidation preference as of December 31, 2024	—	29,801
Series C convertible preferred stock, $0.00001 par value; zero shares authorized, issued, and outstanding and zero liquidation preference as of December 31, 2025; 4,910,500 shares authorized, 4,890,123 shares issued and outstanding, and $52,500 liquidation preference as of December 31, 2024	—	52,847

Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 10,000,000 shares authorized and zero shares issued and outstanding as of December 31, 2025; zero shares authorized, issued, and outstanding as of December 31, 2024	—	—
Common stock, $0.00001 par value; 600,000,000 shares authorized, 26,664,243 shares issued, and 26,604,505 shares outstanding as of December 31, 2025; 21,835,801 shares authorized, 4,234,798 shares issued, and 4,139,219 shares outstanding as of December 31, 2024	—	—
Additional paid-in capital	199,674	541
Accumulated deficit	(100,805)	(71,171)
Total stockholders’ equity (deficit)	98,869	(70,630)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$130,120	$51,824

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended December 31,		$	%
	2025	2024	Change	Change
(in thousands, except percentages)
Net loss	$(8,613)	$(4,720)	$(3,893)	82.5%
Interest (income) expense, net	(698)	(32)	(666)	**
Income taxes	—	—	—	—
Depreciation and amortization	98	37	61	164.9%
EBITDA	(9,213)	(4,715)	(4,498)	95.4%
Stock-based compensation	790	100	690	690.0%
Change in fair value of warrant liabilities	(7)	55	(62)	(112.7)%
Adjusted EBITDA	$(8,430)	$(4,560)	$(3,870)	84.9%

	Year Ended December 31,		$	%
	2025	2024	Change	Change
(in thousands, except percentages)
Net loss	$(29,634)	$(24,257)	$(5,377)	22.2%
Interest income, net	(1,268)	(9)	(1,259)	**
Income taxes	—	—	—	—
Depreciation and amortization	281	145	136	93.8%
EBITDA	(30,621)	(24,121)	(6,500)	26.9%
Stock-based compensation	1,927	253	1,674	661.7%
Change in fair value of warrant liabilities	328	144	184	127.8%
Adjusted EBITDA	$(28,366)	$(23,724)	$(4,642)	19.6%

** Change not meaningful